								   EXHIBIT 11
								   Page 1



		    ESTERLINE TECHNOLOGIES CORPORATION
	    Computation of Primary Earnings Per Common Share
	         (in thousands, except per share amounts)

				   1994	     1993     1992     1991	1990
                                   ----      ----     ----     ----     ----
Net Earnings		       $  7,563 $ (25,635) $ 5,094  $ 7,315  $ 7,058
                               ======== ========== =======  =======  =======


Average Number of Common
    Shares Outstanding		  6,513	    6,512    6,506    6,502    6,501

Net Shares Assumed to be
    Issued for Stock Options	     58	       67      161	 41	  34
                               --------  --------   ------   ------   ------
    Total		          6,571	    6,579    6,667    6,543    6,535
                               ========  ========   ======   ======   ======

Earnings Per Common Share -
    Primary Basis	       $   1.15	 $  (3.90)  $  .76  $  1.12  $  1.08
                               ========  ========   ======  =======  =======

								  Exhibit 11
								  Page 2



		    ESTERLINE TECHNOLOGIES CORPORATION
          Computation of Fully Diluted Earnings Per Common Share
                 (in thousands, except per share amounts)

				  1994	     1993     1992     1991	1990
                                  ----       ----     ----     ----     ----

Net Earnings	               $ 7,563	$ (25,635) $ 5,094  $ 7,315  $ 7,058
                               =======  =========  =======  =======  =======

Average Number of Common
    Shares Outstanding		 6,513	    6,512    6,506    6,502    6,501

Net Shares Assumed to
    be Issued for Stock Options	   269	       67      161	180	  34
                               -------  ---------  -------  -------  -------
Total Common Shares on a
    Fully Diluted Basis		 6,782	    6,579    6,667    6,682    6,535
                               =======  =========  =======  =======  =======


Earnings Per Common Share -
    Fully Diluted Basis	       $  1.12	$   (3.90)  $  .76  $  1.09  $  1.08
                               =======  =========   ======  =======  =======

Earnings Per Common Share -
    Primary Basis	       $  1.15	$   (3.90)  $  .76  $  1.12  $	1.08
                               =======  =========   ======  =======  =======

Dilutive Effect Per
    Common Share	       $   .03	     None     None  $	.03	None
                               =======  =========   ======  =======  =======